Exhibit 99.6

Subject: Signify-CVS Health Announcement

Signifiers,

I hope you’ve had the chance to read Kyle’s “Exciting Company News” email. This is a tremendous opportunity for all of us at Signify Health, and I hope you are as excited as I am.

Joining CVS Health will open significant new opportunities for our Home & Community Services business, and specifically for our MECs.

CVS Health sees our home health platform as the foundation for future expansion of the company’s home health care delivery. Together, we will be able to design new care models that will combine CVS Health’s resources with Signify’s capabilities, analytics and technology to deliver on our promise to expand our health service offerings and to help patients navigate to the best site of care. The work you do to engage members and support our network providers is essential to our ability to realize this tremendous opportunity.

I want to reassure you that Signify Health will operate as a distinct, payor-agnostic business within CVS Health, led by members of Signify Health’s current management team. So, for us, it is business as usual, and we should remain focused on our work and delivering an excellent experience to our members, just as you do everyday.

We anticipate widespread media coverage of this announcement and some of the members you talk with every day may ask you about it. If you are asked about the news, please let them know how excited Signify Health is to become part of CVS Health and that we believe this will allow us to have a bigger impact on healthcare in the future. Please also affirm that nothing is changing related to their In-Home Evaluation and that we will continue to be able to serve them. To ensure consistent messaging to our members, you will be receiving an updated script Tuesday morning with these points.

You are at Signify at an exciting time, and I couldn’t be prouder of you and everything our HCS team has achieved. As part of CVS Health, we will be able to make a difference in even more patients’ lives. Thank you for all you have done to get us to this point, and for all that I know you will do as we move ahead.

David

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY DECISION, THE COMPANY URGES YOU TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.signifyhealth.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.signifyhealth.com.